UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2022

Trevi Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38886	45-0834299
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 Church Street, 14th Floor New Haven, Connecticut	06510
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 304-2499

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	TRVI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

Private Placement

On April 6, 2022, Trevi Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain purchasers (the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers, in a private placement priced at-the-market under Nasdaq rules, (i) 4,580,526 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, at a purchase price of $1.90 per share (the “Common Stock”), and (ii) pre-funded warrants to purchase up to an aggregate of 24,379,673 shares of Common Stock (the “Pre-Funded Warrants”) at a purchase price of $1.899 per warrant (the “Private Placement”).

Frazier Life Sciences and Venrock Healthcare Capital Partners are co-lead investors in the Private Placement, and Fairmount and New Enterprise Associates are also participating. New Enterprise Associates is an affiliate of the Company. There are no material relationships between the Company and any of the other Purchasers other than in respect of the Private Placement.

Stifel, Nicolaus & Company, Incorporated is acting as lead placement agent for the Private Placement. Needham & Company, LLC, Oppenheimer & Co. Inc. and Aegis Capital Corp. are acting as co-placement agents for the Private Placement.

The gross proceeds to the Company from the private placement, before deducting placement agent fees and other estimated offering expenses payable by the Company, will be approximately $55 million. The Company intends to use the net proceeds from the private placement for the clinical development of Haduvio for chronic cough in idiopathic pulmonary fibrosis patients as well as for working capital and other general corporate purposes. The Private Placement is expected to close on or about April 11, 2022, subject to the satisfaction of customary closing conditions.

Each Pre-Funded Warrant to be issued will have an exercise price of $0.001 per share, will be exercisable immediately and will be exercisable until the Pre-Funded Warrant is exercised in full. Under the terms of the Pre-Funded Warrants, the Company may not effect the exercise of any such warrant, and a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of Common Stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended) would exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to the Company subject to the terms of such warrants, provided that such percentage may in no event exceed 19.99%.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions.

Registration Rights Agreement

On April 6, 2022 (the “Agreement Date”), in connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which the Company agreed to register for resale the Shares, as well as the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”). Under the Registration Rights Agreement, the Company has agreed to file a registration statement covering the resale by the Purchasers of the Shares and Pre-Funded Warrant Shares (together, the “Registrable Securities”) within 30 days following the Agreement Date. The Company has agreed to use commercially reasonable efforts to cause such registration statement to become effective and to keep such registration statement effective until the date the Shares and Pre-Funded Warrant Shares covered by such registration statement have been sold or may be resold pursuant to Rule 144 without restriction (the “Effectiveness Period”). The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities.

In the event (i) the registration statement is not filed within the time period specified above, (ii) the Company fails to file with the Securities and Exchange Commission (the “SEC”) a request for acceleration of the registration statement in accordance with Rule 461 within five trading days of the date that the Company is notified by the SEC that the registration statement will not be reviewed by the SEC staff or is not subject to further comment by the SEC staff, (iii) the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the SEC in respect of the registration statement within 15 days after the receipt of comments by or notice from the SEC that such amendment is required in order for the registration statement to be declared effective, (iv) the registration statement has not been declared effective (A) by the 30th day after the filing date of such registration statement (or, in the event of a “full review” by the SEC, the 90th day after the filing date) or (B) within five trading days following the date the Company is notified by the SEC that the registration statement will not be reviewed or is no longer subject to further review and comments, or (v) after the registration statement is declared effective but prior to the end of the Effectiveness Period, the registration statement ceases for any reason to remain continuously effective as to all Registrable Securities, or the holders of Registrable Securities are otherwise not permitted to utilize the prospectus in the registration statement to resell such Registrable Securities, for more than 30 consecutive days or more than an aggregate of 60 days during any 12-month period, then the Company has agreed to make pro rata payments to each holder as liquidated damages in an amount equal to 1.0% of the aggregate amount invested by each such holder in the Registrable Securities then held by the holder per 30-day period or pro rata for any portion thereof for each such month during which such event continues, provided that the maximum aggregate amounts payable as liquidated damages shall not exceed 10.0% of the aggregate amount invested by each such holder in the Registrable Securities then held by the holder.

The Company has granted the Purchasers customary indemnification rights in connection with the registration statement, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”). The Purchasers have also granted the Company customary indemnification rights in connection with the registration statement.

The representations, warranties and covenants contained in the Pre-Funded Warrants, the Securities Purchase Agreement and the Registration Rights Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. The foregoing descriptions of the Pre-Funded Warrants, the Securities Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Pre-Funded Warrant, the Securities Purchase Agreement and the Registration Rights Agreement, copies of which are filed as Exhibits 4.1, 99.1 and 99.2 hereto, respectively, and incorporated by reference herein.

Loan Amendment

On April 6, 2022, the Company and Silicon Valley Bank (“SVB”) entered into a Third Amendment (the “Amendment”) to the Loan and Security Agreement, dated as of August 13, 2020, by and between the Company and SVB, as amended to date (the “Loan Agreement”). The Amendment principally modifies the conditions under which the Company is required to cash collateralize all outstanding amounts owed to SVB under the Loan Agreement. Under the Loan Agreement, the Company is required to deposit unrestricted and unencumbered cash equal to 100% of all outstanding amounts owed to SVB in a cash collateral account controlled by SVB if it fails to meet certain milestones, including (i) receiving positive data from its ongoing Phase 2b/3 PRISM trial of Haduvio for prurigo nodularis, and (ii) raising by June 30, 2022 sufficient additional net proceeds from the sale of equity securities to finance the Company’s planned second Phase 3 clinical trial of Haduvio for prurigo nodularis and the Company’s ongoing operations (collectively, the “Milestone Conditions”). In addition, if the Company fails to maintain at least $20.0 million in unrestricted and unencumbered cash in its accounts with SVB at any time prior to the satisfaction of all the Milestone Conditions (the “Minimum Required Cash”), the Company will be required to cash collateralize all outstanding amounts owed to SVB under the Loan Agreement.

As a result of the Amendment, when and if the Company raises $45.0 million in net proceeds from the sale of equity securities (the “2022 Equity Event”), the Company’s obligations to achieve the Milestone Conditions and maintain the Minimum Required Cash will terminate. Upon the 2022 Equity Event, the cash collateralization requirement under the Loan Agreement will instead be triggered if the Company does not receive positive final data by December 31, 2022 from either its ongoing Phase 2b/3 PRISM trial of Haduvio for prurigo nodularis or its Phase 2 CANAL trial of Haduvio for the treatment of chronic cough in patients with idiopathic pulmonary fibrosis. The closing of the Private Placement would constitute the 2022 Equity Event.

In addition, the Amendment modifies the interest rate on the principal amount outstanding under the Loan Agreement. As a result of the Amendment, amounts outstanding under the Loan Agreement will accrue interest at a floating per annum rate equal to (i) prior to the occurrence of the 2022 Equity Event, the greater of (A) the prime rate plus 1.00% and (B) 4.25%, and (ii) upon and after the occurrence of the 2022 Equity Event, the greater of (A) the prime rate plus 3.00% and (B) 6.25%.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 99.3 hereto and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Private Placement is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Purchasers in the Securities Purchase Agreement, the offering and sale of the Shares and the Pre-Funded Warrants will be exempt from registration under Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated under the Securities Act, and corresponding provisions of state securities or “blue sky” laws. The sales of the Shares and the Pre-Funded Warrants by the Company in the Private Placement will not be registered under the Securities Act or any state securities laws and the Shares and the Pre-Funded Warrants may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of such securities will not involve a public offering and will be made without general solicitation or general advertising. In the Securities Purchase Agreement, each Purchaser represented that it is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and it is acquiring the Shares and the Pre-Funded Warrants for investment purposes only and not with a view to any resale, distribution or other disposition of the Shares and the Pre-Funded Warrants in violation of the United States federal securities laws.

Item 8.01	Other Events.

On April 7, 2022, the Company issued a press release announcing the Private Placement. The full text of the press release is attached as Exhibit 99.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant

99.1	Securities Purchase Agreement, dated April 6, 2022, by and among the Registrant and the Purchasers named therein

99.2	Registration Rights Agreement, dated April 6, 2022, by and among the Registrant and the Purchasers named therein

99.3	Third Amendment to Loan and Security Agreement, dated April 6, 2022, by and between Silicon Valley Bank and the Registrant

99.4	Press Release, dated April 7, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Cautionary Note Regarding Forward-Looking Statements

Any statements in this Current Report on Form 8-K about the Company’s future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties and actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements about the expected closing of the Private Placement, the anticipated use of proceeds from the Private Placement and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions. Risks that contribute to the uncertain nature of the forward-looking statements include: whether the conditions for the closing of the Private Placement will be satisfied; uncertainties regarding the success, cost and timing of the Company’s product candidate development activities and ongoing and planned clinical trials, including with respect to the timing and results of both the Company’s Phase 2b/3 PRISM trial and Phase 2 CANAL trial; uncertainties regarding the Company’s ability to execute on its strategy; the risk that positive interim or top-line results from a clinical trial may not necessarily be predictive of the results of the completed trial or other future or ongoing clinical trials; potential regulatory developments in the United States and foreign countries; uncertainties regarding fast track designation and the effect such status could have on the regulatory review or approval process; uncertainties inherent in estimating the Company’s cash runway, future expenses and other financial results, including the Company’s ability to continue as a going concern, comply with its obligations under its loan facility and fund future operations; uncertainties regarding the Company’s ability to maintain its listing on the Nasdaq Global Market; uncertainties regarding the scope, timing and severity of the COVID-19 pandemic, the impact of the COVID-19 pandemic on the Company’s clinical operations and actions taken in response to the pandemic; as well as other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC and in subsequent filings with the SEC. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date hereof, and the Company specifically disclaims any obligation to update any forward-looking statement, whether because of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVI THERAPEUTICS, INC.

	By:	/s/ Jennifer L. Good
Date: April 7, 2022		Jennifer L. Good
President and Chief Executive Officer